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                                                                    EXHIBIT 10.6
                              EMPLOYMENT AGREEMENT

       This Agreement (the "Agreement") is made as of January __, 1997 by and between XaCCT Technologies (1997) Ltd., an Israeli corporation (the "Company"), XaCCT Technologies Inc., a Delaware corporation (the "Subsidiary") and Eric Gries (the "Executive").

       1. EMPLOYMENT AND DUTIES. Effective as of January 27th, Executive shall be employed as President and Chief Executive Officer of the Company and Subsidiary, reporting to the respective Board of Directors, and assuming and discharging such responsibilities as are commensurate with such office and position. Executive shall comply with and be bound by the Company's operating policies, procedures and practices as in effect from time to time during the term of Executive's employment hereunder. During the term of Executive's employment with the Company, Executive shall devote his full business time, skill and attention to his duties and responsibilities, and shall perform them faithfully, diligently and competently, and Executive shall use his best efforts to further the business of the Company and its affiliated entities including, without limitation, the Subsidiary. In the event that other subsidiaries are formed, Executive shall be President and Chief Executive Officer of such other subsidiaries.

       2. AT-WILL EMPLOYMENT. The Company and Executive acknowledge that Executive's employment hereunder is and shall continue to be at-will (as defined under applicable law), and may be terminated at any time, with or without cause, at the option of either party, with or without notice. If Executive's employment terminates for any reason, Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as specifically provided by this Agreement. No provision of this Agreement shall be construed as conferring upon Executive a right to continue as an employee of the Company. As a condition of his employment, Executive agrees to enter into the attached Confidential Information and Invention Assignment Agreement attached hereto.

       3. SALARY. In consideration of Executive's services, Executive will initially be paid a gross base salary by the Subsidiary at the rate of $190,000 per year, to be paid in bi-weekly installments in accordance with the Company's standard payroll practices. As long as Executive is employed by the Company or Subsidiary, his base salary shall not be less than $190,000 per year.

       4. NOMINATION TO BOARD OF DIRECTORS. The Company shall nominate Executive for the Company's Board of Directors on the Company's slate of nominees to be presented at the next shareholder meeting of the Company. Election to the board of directors shall be determined by, and be at the discretion of, the shareholders of the Company.

       5. SIGNING AND PERFORMANCE BONUS. In consideration for entering into this agreement with the Company, Executive shall receive a lump-sum bonus equal to $30,000 to be paid by February 3, 1998. Executive shall not receive a performance bonus during his first year of employment with the Company. Upon completion of Executive's first year of employment, the Company and Executive shall establish mutually agreed upon performance criteria on which future performance bonuses shall be based.
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       6. BENEFITS: EXPENSES, VACATION. The Company plans to establish a health insurance plan (which will include provision for family coverage), long term disability plan and 401k plan, effective in the first quarter of calendar year 1998, in which the Executive, to the extent eligible, will be permitted to participate. In addition, the Company shall provide Executive with a life insurance policy, the face value of which will be equal to two times Executive's initial base salary. Executive shall further be entitled to three weeks paid vacation on an annual basis.

       The Company shall reimburse Executive for all reasonable business and travel expenses actually incurred or paid by Executive in the performance of Executive's services on behalf of the Company, in accordance with the Company's expense reimbursement policy as in effect from time to time.

       7. STOCK OPTION. Effective upon the completion of the next round of preferred stock financing, Executive will be granted an option under the Subsidiary's 1998 Stock Option Plan (the "Plan") to purchase five percent (5%) of the Ordinary Shares of the Company (the "Option"). The Option shall have an exercise price equal to the fair market value of the shares on the date of grant. (A Board meeting with respect to approval of this Agreement and the transactions contemplated thereby will be held within thirty days of the date of this Agreement.) The Option shall have a term of seven (7) years, but shall terminate to the extent not exercised within 90 days after Executive's employment with the Company has been terminated for any reason by Executive or by the Company. Subject to accelerated vesting provisions set forth in Section 9(a) of this Agreement, the Option will vest, based upon Executive's continued employment with the Company, as to twenty-five percent (25%) of the shares subject to the Option one year after the start of Executive's employment with the Company (the "Start Date"), and as to one-thirty-sixth (1/36th) of the remaining shares subject to the Option each month thereafter, so that the Option shall be one hundred percent (100%) vested after four years. The Option shall be governed in all respects by the terms of the Plan and shall be evidenced by a Stock Option Agreement in the form approved by the Board of Directors of the Company.

       8. PLACE OF PERFORMANCE. Executive shall be located at Company/Subsidiary facilities to be located in the San Francisco Bay Area.

       9. TERMINATION.

           (a) TERMINATION WITHOUT CAUSE.

                  (i) SEVERANCE. In the event Executive's employment hereunder is terminated by the Company without Cause (as hereinafter defined), the Company shall pay Executive severance equal to twelve months of Executive's base salary (measured as of the date of termination), less applicable taxes and other required withholdings and any amounts owed by Executive to the Company, which severance shall be paid quarterly in equal installments with the first installment paid on the date of termination. Severance pay shall be considered wages for the purpose of any bankruptcy or involuntary proceedings.


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                  (ii) OPTION ACCELERATION. In the event that Executive's
employment is terminated without cause within one year of the date of this Agreement, the Company shall accelerate vesting and exercisability as to twenty five percent (25%) of the shares subject to the option. In the event that Executive's employment is terminated without Cause after the Executive has been employed by the Company for one year, but not more than two years, the Company shall accelerate the vesting and exercisability of the shares subject to the Option, so that, after such acceleration, the Option shall be vested and exercisable as to fifty percent (50%) of the total number of shares subject to Option. In the event that Executive's employment is terminated without Cause after the Executive has been employed by the Company for more than two years but less than three years, the Company shall accelerate the vesting and exercisability of the Option as to fifty percent (50%) of the total number of shares subject to the Option which have not vested on the date of the termination of Executive's employment (in addition to those shares which have already vested). In the event that Executive's employment is terminated without Cause after three years from the date of this Agreement, the Company shall accelerate the vesting and exercisability of all the shares subject to the Option.

                  (iii) CONSTRUCTIVE TERMINATION. For purposes of this Section 9(a), Executive's resignation following a diminution by the Company in the Executive's position or responsibilities with the Company, the Subsidiary or an affiliate thereof, or subsequent to a sale of the Company, of the surviving entity, that results in Executive's position or responsibilities not being commensurate with the position of president and Chief Executive Officer of the Company, shall be deemed termination by the Company without Cause.

           (b) TERMINATION WITH CAUSE. If Executive's employment hereunder shall be terminated by the Company with Cause, this Agreement shall terminate as of the date of such termination of employment with respect to (i), (ii), (iii) and (iv) below and upon forty five (45) days notice with respect to (v) below, and Executive shall have no right to any severance or other compensation or benefits other than that which is accrued and owing as of the date of termination. The term "Cause" is defined as anyone or more of the following occurrences:

                  (i) Executive's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime which constitutes a felony in the jurisdiction involved, which felony materially injures the Company, the Subsidiary , or any of their respective affiliates; or

                  (ii) Executive's commission of a material act of fraud or misappropriation of funds, whether prior to or subsequent to the date hereof, upon the Company, the Subsidiary , or any of their respective affiliates; or

                  (iii) Gross negligence by the Executive in the scope of Executive's services to the Company, the Subsidiary, or any of their respective affiliates; or

                  (iv) A willful breach by Executive of a material provision of this Agreement; or


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                  (v) A willful failure of Executive to substantially perform his duties hereunder.

           (c) DEATH. The death of Executive shall immediately terminate this Agreement, and no severance or other compensation or benefits shall be owed to Executive's estate other than that which is accrued and owing as of the date of termination or as otherwise provided in any Company benefit plan in effect as of such date.

           (d) DISABILITY. If, as a result of incapacity due to physical or mental illness or injury, Executive shall have been unable to perform the material duties of his position on a fu11-time basis for a period of six consecutive months, or for a total of six months in any twelve month period, then thirty days after written notice to the Executive (which notice may be given before or after the end of the aforementioned periods, but which shall not be effective earlier than the last day of the applicable period), the Company may terminate Executive's employment hereunder if Executive is unable to resume his fu11-time duties at the conclusion of such notice period. If Executive's employment is terminated as a result of Executive's disability, Executive shall receive no severance or other compensation or benefits under this Agreement other than that which is accrued and pending as of the date of termination or as otherwise provided in any Company benefit plan in effect as of such date.

       10. ARBITRATION. Any claim, dispute or controversy arising out of this Agreement, the interpretation, validity or enforceability of this Agreement or the alleged breach thereof shall be submitted by the parties to binding arbitration by the American Arbitration Association in Santa Clara County, California; PROVIDED, however, that the parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary , without breach of this arbitration agreement and without abridgement of the powers of the arbitrator. The fees and expenses of the arbitrators' for any arbitration under this Agreement shall be split in half between Executive and the Company or the Subsidiary, as the case may be. The fees and expenses of counsel and experts retained by each party shall be paid by the party not prevailing in the arbitration. Judgment may be entered on the award of the arbitration in any court having jurisdiction.

       EXECUTIVE HAS READ AND UNDERSTANDS THIS ARBITRATION AGREEMENT. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH HIS EMPLOYMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING, BUT NOT LIMITED TO, ANY AND ALL CLAIMS ARISING OUT OF ANY LAWS AND REGULATIONS, SUCH AS THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.


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       11. GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal substantive laws, but not the choice of law rules, of the State of California. Executive hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

       12. INTEGRATION. This Agreement and any written Company or the Subsidiary plans and written agreements between the parties that are referenced herein represent the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior or contemporaneous agreements, whether written or oral. No waiver, alteration, or modification, if any, of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

       13. ASSIGNMENT. This Agreement and all rights under this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees and permitted successors and assigns. The Company may assign or transfer this Agreement to (i) any of its affiliates, PROVIDED that such assignment will not relieve the Company of its obligations hereunder, or (ii) any successor or assignee to the Company's business and assets which assumes all of Company's obligations hereunder.

       14. NOTICES. For purposes of this Agreement, notices and other communications shall be in writing and shall be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

       If to Executive: 823 Rorke Way, Palo Alto, CA 94303

       If to the Company or the Subsidiary: Halechi 31, Bnei-Brak 51200, Israel

or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this paragraph.

       15. COUNTERPARTS. This Agreement may be executed in counterparts, which together will constitute one instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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       IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company and the Subsidiary by their duly authorized officer, as of the day and year first set forth above.

XACCT TECHNOLOGIES (1997) LTD.

By:    /s/ ERAN WAGNER
   -------------------
Title:
       ---------------
Xacct Technologies (1997) Ltd.
       51-249311-5

XACCT TECHNOLOGIES INC.               EXECUTIVE

By: /s/ ERAN WAGNER                   /s/ ERIC GRIES
   -------------------                ---------------
Title:                                    Eric Gries
       ---------------
Xacct Technologies (1997) Ltd.
       51-249311-5


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                                  [LETTERHEAD]


                   AMENDMENT TO ERIC GRIES EMPLOYMENT CONTRACT

The following shall be added and become an integral part of Mr. Eric Gries' employment contract dates January 27, 1998:

"If the Company or the Subsidiary is separated, reorganized, merged, consolidated or amalgamated with or into another corporation while unexercised Options remain outstanding under the Plan, the vesting period shall be accelerated so that any unexercisable or unvested portion of the outstanding Options shall be immediately exercisable and vested in full as of the date ten
(10) days prior to the date of the change in control."

XaCCT Technologies (1997), LTD        XaCCT Technologies, Inc.

By: /s/ ERAN WAGNER                   By: /s/ ERAN WAGNER
   -------------------                   -------------------
Title: Chairman                       Title: Chairman
      ----------------                      ----------------

Acknowledged:

/s/ ERIC GRIES
-----------------
    Eric Gries


                                                                          Page 1
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       The undersigned hereby agrees that so long as Eric Gries ("Executive") is
Chief Executive Officer and President of XaCCT Technologies, Inc., an Israel corporation (the "Company") the undersigned will vote all of its shares held by it in the Company to elect Executive to the Board of Directors of the Company.

                                                      By: /s/ LIMOR SCHWEITZER
                                                          --------------------
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       The undersigned hereby agrees that so long as Eric Gries ("Executive")
is Chief Executive Officer and President of XaCCT Technologies, Inc., an Israel corporation (the "Company") the undersigned will vote all of its shares held by it in the Company to elect Executive to the Board of Directors of the Company.

                                                       By: /s/ EVAN WAGNER
                                                           -------------------